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                                    PlanetCAD
                         ANNUAL MEETING OF STOCKHOLDERS

                                OCTOBER 14, 2002
                             9:00 A.M. (LOCAL TIME)

                        PLANETCAD INC. EXECUTIVE OFFICES
                           2520 55TH STREET, SUITE 200
                             BOULDER, COLORADO 80301



PlanetCAD                                                                  PROXY
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           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned stockholder of PlanetCAD Inc. hereby appoints David Hushbeck and Joy Godesiabois, and each of them, as attorneys and proxies of the undersigned, with power of substitution, to vote all the shares of common stock of PlanetCAD Inc. that the undersigned may be entitled to vote as of September 16, 2002 with all of the powers which the undersigned would possess if personally present at the Annual Meeting of Stockholders of PlanetCAD Inc. to be held at 9 A.M. (local time) on October 14, 2002 at the executive offices of PlanetCAD Inc., or any postponements, continuations and adjournments thereof.


EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE, DATE, SIGN AND RETURN THIS PROXY IN THE POSTAGE-PAID ENVELOPE WE'VE PROVIDED, OR RETURN IT TO PLANETCAD INC., C/O SHAREOWNER SERVICES(SM), P.O. BOX 64873, ST. PAUL, MN 55164-0873.


                      SEE REVERSE FOR VOTING INSTRUCTIONS.
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THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3, 4, 5 AND 6.

1. Proposal to ratify PlanetCAD's issuance of 1,202,463 shares of its Series B Convertible Preferred Stock. Shares of Series B Convertible Preferred Stock are not entitled to vote and will not be counted on this proposal.

               [ ] For             [ ] Against             [ ] Abstain

2. Proposal to adopt the Agreement and Plan of Merger, as amended, dated as of May 1, 2002, by and among PlanetCAD Inc., Raven Acquisition Corporation, a wholly-owned subsidiary of PlanetCAD, and Avatech Solutions, Inc. (the "Merger Agreement") and to approve the merger of Raven Acquisition Corporation with and into Avatech Solutions, Inc. (with Avatech Solutions, Inc. being the surviving corporation) pursuant to the terms of the Merger Agreement and as described in more detail in the proxy statement/prospectus that accompanies this proxy card.

               [ ] For             [ ] Against             [ ] Abstain

3. Proposal to approve amendments to PlanetCAD's certificate of incorporation to effect a reverse stock split of PlanetCAD's common stock by a ratio of between one-for-two and one-for-20 (such ratios to consist only of whole numbers) as described on pages 42-47 of the proxy statement/prospectus. The board of directors would retain the discretion to implement one of the proposed splits and abandon all of the other splits, or to elect not to implement any of them.

               [ ] For             [ ] Against             [ ] Abstain

4. Proposal to approve an amendment to PlanetCAD's certificate of incorporation to change the name of PlanetCAD to Avatech Solutions, Inc. post merger.

               [ ] For             [ ] Against             [ ] Abstain


                                Please fold here

5. Proposal to elect the following nominees as Directors to serve in such capacities until their successors are duly elected and qualified:

      01 David W. Hushbeck    03 Eugen J. Fischer    05 Philip E. Barak
      02 James A. Fanella     04 H. Robert Gill

           [ ] FOR all nominees              [ ] WITHHOLD
               (except as marked)                authority for all

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY
INDICATED NOMINEE, WRITE THE NUMBER(S) OF THE NOMINEE(S)   /                   /
IN THE BOX PROVIDED TO THE RIGHT.)

6.    Proposal to approve the PlanetCAD 2002 Stock Option Plan.

               [ ] For             [ ] Against             [ ] Abstain


UNLESS CONTRARY INSTRUCTIONS ARE GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR AND FOR EACH OTHER PROPOSAL. THE UNDERSIGNED HEREBY AUTHORIZES THE PROXIES, AND EACH OF THEM, IN THEIR DISCRETION, TO VOTE ON ANY OTHER BUSINESS AS MAY PROPERLY BE BROUGHT BEFORE THE MEETING OR ANY ADJOURNMENT, POSTPONEMENT OR CONTINUATION THEREOF.

Address Change? Mark Box [ ]  Indicate changes below:



                                        Date
                                             --------------------

                                        /                                      /

                                        Signature(s) in Box

                                        Please sign exactly as shown on your
                                        stock certificate and on the envelope in which this proxy was mailed. When signing as partner, corporate officer, attorney, executor, administrator, trustee, guardian, etc., give full title as such and sign your own name as well. If stock is held jointly, each joint owner must sign.